UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [ X ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    CONFIDENTIAL, FOR USE OF THE
         COMMISSION ONLY (AS PERMITTED BY
         RULE 14A-6(E)(2))

[ X ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting Material Under Rule 14a-12

                            LASER TECHNOLOGY, INC.
               (Name of Registrant as Specified in its Charter)

                 H. Deworth Williams and J. Rockwell Smith, on behalf of Laser Technology, Inc. Independent Shareholders Committee. (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No Fee Required

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)  Date Filed:

                      LASER TECHNOLOGY, INC. INDEPENDENT
                            SHAREHOLDERS COMMITTEE
                           56 West 400 South, #220
                           Salt Lake City, UT 84101

                              February 23, 2000

THE SHAREHOLDERS OF
LASER TECHNOLOGY, INC.

Dear Shareholders:

      Members of the Laser Technology, Inc. Independent Shareholders Committee (the "Committee") beneficially own approximately 16% of the issued and outstanding shares of common stock of Laser Technology, Inc. (the "Company"). The Committee has been formed by H. Deworth Williams, an acting director of the Company, and others, to attempt to create a new Board of Directors that will act in the best interests of the Company's shareholders.

     In the past year, the Company appointed four new individuals to its Board of Directors. This came at a very difficult time for the Company. While we feel that some changes were necessary to address the problems the Company was experiencing, it has also become apparent to us that, as a result of these changes, the Board of Directors as currently comprised lacks much-needed experience in the areas of public markets, investment banking, merger and
acquisition strategy and finance.   Recognizing that these are critical areas
for the Company, the Committee undertook efforts to locate two alternative directors that could provide the Company with the experience we feel is needed in the Company at the present time.

    As a result of these efforts, the Committee has identified two individuals
- Nicholas J. Cooney, Esq., and William P. Behrens, as nominees for election to the Board of Directors. The Committee believes these individuals, who have a wealth of experience in the corporate finance and investment banking areas, will bring to the Company the expertise and experience that it needs at this critical stage, and assist the Company as it explores new growth opportunities.

    The Committee is proposing the following:

    1) The nomination of Messrs. Cooney and Behrens as directors of the Company, to replace Edwin Phelps and Stephen Bamberger, incumbent directors and nominees of the Company, for election as directors at the Company's Annual Meeting; and

    2) The re-election of Blair Zykan, Brian Abeel, Jeremy G. Dunne and H. Deworth Williams, as directors of the Company.

     Messrs. Cooney and Behrens are eminently qualified to provide much-needed leadership and experience to the Board of Directors. Mr. Behrens is currently the Chief Executive Officer of Investec Ernst & Company, where he has held several key positions since 1965. He has also

The Shareholders of
Laser Technologies
February 23, 2000
Page 2

held numerous positions within the securities industry and currently serves as an American Stock Exchange Official. Mr. Cooney has forty years experience practicing law with an emphasis in corporate finance and carries a broad investment banking background. Mr. Cooney also was associated with Knickerbocker Securities, Inc., from 1994 to 1999. Knickerbocker was the underwriter of the Company's $7 million public offering in 1993.

     The Committee believes that the securities, investment banking experience and legal expertise of Messrs. Cooney and Behrens is vital to the Company's Board of Directors as the Company enters its next growth stage and works to increase shareholder value. We respectfully request that you give careful consideration to the qualifications of these candidates.

     Also, the Committee has recently learned of disturbing information about Edwin Phelps, presently the Chairman of the Board of Directors and a director of the Company. Mr. Phelps is a nominee for director on the current Board of Directors' slate. The Company's Proxy Statement dated January 20, 2000 discloses Mr. Phelps' ownership and service as Chief Executive Officer of Phelps Engineered Plastics, successor company to Norfield Corporation, as his sole current employment and most meaningful qualification for election to the Board of Directors. It is disturbing that the Company's Proxy Statement fails to disclose that Norfield Corporation filed a voluntary petition for bankruptcy under Chapter 11 of the Federal Bankruptcy Code in June, 1996 while Mr. Phelps was President and Chief Executive Officer thereof. This omission not only deprived shareholders of important information but was a clear violation of the disclosure requirements of the Securities and Exchange Commission, and calls into serious question Mr. Phelps' ability to direct the Company's future.

     Walter R. Keay has been working very closely with the Committee in presenting a new slate of directors. He is President of Knickerbocker Capital, Inc., an investment banking consulting firm, and was also President of Knickerbocker Securities, Inc., the Company's underwriter in its 1993 public offering. Mr. Keay has known Messrs. Cooney and Behrens for many years, and the nomination of Messrs. Cooney and Behrens is upon his recommendation. He has been advising some of the shareholders as to their concerns in strengthening the Company in the areas of public market exposure, financial expertise, Wall Street guidance and improving relationships with the American Stock Exchange. If the Committee is successful, Mr. Keay has indicated a willingness to continue in an advisory capacity with the Company.

     After careful consideration of the accompanying proxy materials, we trust that you will agree with us that the addition of Messrs. Cooney and Behrens to the Board of Directors, is in the best interest of the Company and its shareholders. We ask that you vote for the Committees nominees by signing, dating and mailing or faxing ((801) 277-3147) the enclosed blue proxy as soon as possible.

The Shareholders of
Laser Technologies
February 23, 2000
Page 3

     If you have any questions regarding the Committee's proposal, please feel free to call me at (801) 322-3401.

Sincerely yours,


                                    /s/ H. Deworth Williams

                                    H. Deworth Williams
                                    Chairman, Laser Technology, Inc.
                                    Independent Shareholders Committee


                                    J. Rockwell Smith
                                    Edward F. Cowle
                                    Josephine Juliano
                                    Tonya Wheeler
                                    Walter R. Keay,
                                    Committee Members

                           LASER TECHNOLOGY, INC.
                      INDEPENDENT SHAREHOLDERS COMMITTEE
                           56 West 400 South, #220
                           Salt Lake City, UT 84101

                               PROXY STATEMENT

                    PROPOSAL FOR A NEW SLATE OF DIRECTORS
                 IN OPPOSITION TO THE LASER TECHNOLOGY, INC.
                           BOARD OF DIRECTORS SLATE
                       2000 ANNUAL SHAREHOLDERS MEETING
                              February 23, 2000

        This statement is furnished in connection with the solicitation of proxies by H. Deworth Williams, J. Rockwell Smith, and their associates (hereinafter referred to as the "Laser Technology Independent Committee" or the "Committee"), to elect its nominated slate of directors at the annual meeting of shareholders (the "Annual Meeting") of Laser Technology, Inc. (the "Company"), to be held on March 16, 2000, at 10:00 a.m., local time, at the offices of the Company, 7070 South Tucson Way, Englewood, Colorado 80112. For more specific information as to the Committees plans, the identities of the Committee members, their share ownership, and other related information, see "COMMITTEE MEMBERS AND PLANS OF THE COMMITTEE."

       The proxies solicited herein are to be voted at the Annual Meeting or at any adjournment or postponement thereof.

       The Chairman of the Committee, H. Deworth Williams, may be contacted at
(801) 322-3401. This statement, a letter to stockholders and the enclosed proxy card, are first being mailed on or about February 23, 2000, to all stockholders of record on January 18, 2000 (the "Record Date"), which is the date set by current management for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The current management of the Company has not assisted the Committee in any way in preparing this proxy statement.

      THE PROXY ENCLOSED WITH THIS STATEMENT IS SOLICITED BY THE LASER TECHNOLOGY, INC. INDEPENDENT COMMITTEE FOR A NEW SLATE OF DIRECTORS OF THE COMPANY.
  ________________________________________________________________________

ONLY YOUR LATEST PROXY COUNTS. EVEN IF YOU HAVE ALREADY SIGNED A PROXY CARD SENT TO YOU BY THE CURRENT MANAGEMENT, YOU MAY REVOKE SUCH PROXY BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY.
 __________________________________________________________________________

DO NOT DELAY DELIVERY OF THE ENCLOSED BLUE PROXY. PLEASE MAIL OR FAX YOUR PROXY TO INTERWEST TRANSFER COMPANY, INC., 1981 EAST MURRAY-HOLLADAY ROAD, HOLLADAY, UT 84117, FAX NO.: (801) 277-3147, AS SOON AS POSSIBLE.

                   BACKGROUND AND REASONS FOR SOLICITATION

     In the past year, during a very challenging and difficult period for the Company, four individuals - Edwin Phelps, Blair Zykan, Brian Abeel and Stephen Bamberger, were added to the Board of Directors of the Company. While these changes in management were believed to be necessary at the time and in the circumstances, it has become apparent to members of the Committee that the Board of Directors of the Company lacks much-needed experience in the areas of public markets, investment banking, finance, and growth and acquisitions. Because the Committee believes these areas are critical to the Company over the next year in developing growth and financing strategies, and creating shareholder value, the Committee decided that it was vital to the Company to secure the participation on the Board of Directors of new individuals who could offer critical experience in these areas.

     Consequently, the Committee determined that it is in the Company's best interest to nominate two new individuals, Nicholas J. Cooney, Esq., and William P. Behrens, to serve on the Board of Directors with four incumbent directors, Blair Zykan, Brian Abeel, Jeremy G. Dunne, and H. Deworth Williams, Chairman of the Committee. Messrs. Cooney and Behrens have been nominated to replace Edwin Phelps and Stephen Bamberger, nominees of the Company, as board members.

     The Committee believes that Messrs. Cooney and Behrens have a wealth of experience and expertise in the areas in which the Company needs assistance - investment banking, finance, and mergers and acquisitions. Mr. Cooney has forty (40) years of experience practicing law, with a broad background in corporate finance and investment banking. Mr. Behrens has been in the securities industry since 1965, with Investec Ernst & Company. (See "ELECTION OF DIRECTORS.")

      The Committee believes that the combined experience of Messrs. Cooney and Behrens is needed at this time to strengthen the Board of Directors, as the Company explores growth strategies and seeks to create shareholder value.

     Also, the Committee has recently learned of disturbing information about Edwin Phelps, presently the Chairman of the Board of Directors and a director of the Company. Mr. Phelps is a nominee for director on the current Board of Directors' slate. The Company's Proxy Statement dated January 20, 2000 discloses Mr. Phelps' ownership and service as Chief Executive Officer of Phelps Engineered Plastics, successor company to Norfield Corporation, as his sole current employment and most meaningful qualification for election to the Board of Directors. It is disturbing that the Company's Proxy Statement fails to disclose that Norfield Corporation filed a voluntary petition for bankruptcy under Chapter 11 of the Federal Bankruptcy Code in June, 1996 while Mr. Phelps was principal thereof. This omission not only deprived shareholders of important information but was a clear violation of the disclosure requirements of the Securities and Exchange Commission and calls into serious question Mr. Phelps' ability to direct the Company's future.

      The Committee is not proposing any other matters to be considered by the stockholders.

                            ELECTION OF DIRECTORS

     The Company has disclosed that the stockholders will be asked to fill a total of six directorships at the Annual Meeting of Stockholders. The Committee proposes to elect six directors at the Annual Meeting of the Stockholders, each to hold office until the next annual meeting of the stockholders or until his or her successor has been duly elected and qualified.

     The Committee has proposed four of the current nominees of the Company as directors - Blair Zykan, Brian Abeel, Jeremy G. Dunne and H. Deworth Williams, and has proposed the election of Nicholas J. Cooney, Esq., and William P. Behrens, to replace Edwin Phelps and Stephen Bamberger as directors.

     The new nominees, Nicholas J. Cooney and William P. Behrens, have each agreed to serve as a director if elected. According to the Company's Proxy Statement dated January 20, 2000 (the "Company's Proxy Statement"), the four remaining board members, Messrs. Zykan, Abeel, Dunne and Williams, Company nominees, have previously indicated their willingness to be re-elected as directors. Messrs. Cooney, Behrens and Williams have agreed to serve as directors, and the Committee has no reason to believe that Messrs. Zykan, Abeel and Dunne will be unable or will decline to serve as directors.

    All information in this Proxy Statement with respect to Messrs. Zykan, Abeel and Dunne, and their shareholdings, and certain other information, is taken from the Company's Proxy Statement. The Committee makes no representations as to the accuracy of information in this Proxy Statement that is taken from the Company's Proxy Statement.

     As indicated above, the following persons are being nominated by the Committee for election to the Company's Board of Directors:

       Nominees of the Committee for Election to the Board of Directors
       ---------------------------------------------------------------
Nominee               Age   Director Since      Position(s) with the Company
---------             ----  --------------      ----------------------------

Blair Zykan(1)         39      1999             President, Chief Executive
                                                Officer and Director

Brian Abeel(1)         41      1999             Executive Vice President,
                                                Chief Financial Officer,
                                                Secretary and Director

Jeremy G. Dunne(1)     42      1986             Vice President and Director

H. Deworth Williams(1) 64      1994             Director

Nicholas J. Cooney(2)  64   Not Applicable      None

William P. Behrens(2)  61   Not Applicable      None
________________

(1) These individuals currently serve as members of the Company's Board of Directors, and have also been nominated by the Company for re-election at the Annual Meeting.

(2) Messrs. Cooney and Behrens have been nominated by the Committee to replace Edwin Phelps and Stephen Bamberger, current board members of the Company. Messrs. Phelps and Bamberger have been nominated by the Company for election as board members at the Annual Meeting.

      None of the nominees or their associates has any arrangement or understanding with any person respecting future employment by or transactions with the Company or its affiliates, other than their agreement to serve as directors, if elected.

      None of the nominees is or has been a party within the past year to any contract, arrangement or understanding with any person with respect to any securities of the Company.

                Business Experience of Directors and Nominees
                ---------------------------------------------

      Set forth below is certain biographical information regarding each nominee:

      Blair Zykan. Mr. Zykan has been with the Company since March of 1993. From 1993 to 1998, Mr. Zykan served as Vice President of Sales and Marketing, responsible for North America before adding global responsibility for the Company's Survey and Mapping products in 1996. In August 1998, Mr. Zykan was promoted as the Company's Chief Operating Officer. On February 24, 1999, Mr. Zykan filled the vacancy created by the resignation of David Williams as President and Chief Executive Officer. From 1983 to 1993, Mr. Zykan served in a variety of sales and sales management positions with Armstrong World Industries, a global manufacturer of interior finishing products. Mr. Zykan is a 1983 graduate of Franklin & Marshall College with a B.A. in Economics.

      Brian Abeel. Mr. Abeel joined the Company on November 29, 1999 as Executive Vice President and Chief Financial Officer. He has served on the Board of Directors of the Company since February 23, 1999. Immediately prior to joining the Company he was Co-President of Spectra Lux Corporation, a leading manufacturer of edge-lighted displays for commercial and military aircraft applications. He currently serves on the boards of Spectra Lux Corporation, Aviosupport, Inc., a spares aftermarket distributor to the world's airlines, and is a founding shareholder and board member of Avio Corporation, a holding company for both organizations. From 1988 to 1989, Mr. Abeel served as Vice President, Finance of AmeriFresh, a division of Food Services of America. Mr. Abeel holds a B.A. degree in business administration from the University of Washington and in 1984 passed his CPA exam.

     Jeremy G. Dunne. Mr. Dunne has been employed by the Company since 1986. From 1981 to 1986, Mr. Dunne was a chief engineer for Hydrographic Services, International in Southbrough Kent, England, a company that performs software and system design for the hydrographic surveying industry. From 1980 to 1981, Mr. Dunne was an electrical engineering technician with Plessy Marine, Ltd. in Ilford Essex, England, a manufacturer of electronic instrumentation. Mr. Dunne earned a B.A. Degree in Electrical Engineering from the University of Cambridge, Cambridge, England.

     H. Deworth Williams. Mr. Williams is the owner of Williams Investment Company and has been a financial consultant for more than twenty years. During this time, Mr. Williams has been instrumental in facilitating and completing several mergers, acquisitions, business consolidations and underwritings. Mr.
Williams is the Chairman of the Committee.   Mr. Williams is the brother of
the Company's former President, David Williams.

      Nicholas J. Cooney. Mr. Cooney has been principally self-employed in three areas for several years - as an attorney, concentrating in corporate and finance; as a professional arbitrator and mediator; and as an investment banker. Since 1982, Mr. Cooney has been engaged as a sole proprietor in the practice of law in the State of New York, where he was licensed to practice law in 1960. From 1994 to 1999, Mr. Cooney was affiliated as an investment banking executive with Knickerbocker Securities, Inc., a small investment banking firm in New York City. Mr. Cooney was involved for a period of over 25 years in the legal affairs of three major corporations - Kidde, Inc., formerly known as Walter Kidde & Co., Inc., as a consultant (1982-1988); Ingersoll-Rand Company (1971-1982), where as assistant company counsel, he was responsible for the legal matters of two groups having in excess of $500 million in annual sales; and American Express Company, as a staff attorney (1962-1971). Prior to his corporate affiliations, Mr. Cooney was associated with the Wall Street law firm of Lowenstein, Pitcher, Hotchkiss, Amman & Parr (now merged under the name Whitman Breed Abbott & Morgan) (1961-1962). Since 1994, Mr. Cooney has served as a contract arbitrator for the Building Service
Industry in the New York City area.   Mr. Cooney is an active arbitrator for
the Commercial Panel of the American Arbitration Association. Mr. Cooney received his juris doctorate degree from Fordham University School of Law in 1960, and his bachelor of science degree from Fordham College in 1957. Mr. Cooney has no prior association with the Company, and does not own any shares, of record or beneficially, of the Company. Mr. Cooney's business address is 116 Central Park South, New York, New York 10019.

      William P. Behrens. Mr. Behrens has been employed by Ernst & Company since 1965, where he has served in several key positions, including Chief Executive Officer (1998 to present); Chairman of the Board of Investec Ernst & Company International Brokerage Ltd. (1990); Senior Managing Director and CEO
(1989); and General Manager (1971). Mr. Behrens has been a partner of Investec Ernst & Company since 1975, and was appointed to the Executive Committee in 1980. Since 1999, he has served as Chief Executive Officer of Investec Ernst & Company. Mr. Behrens has been actively involved in the securities industry for his entire professional life, and has served in numerous professional capacities, including positions as a member of the American Stock Exchange Nominating Committee (1997-1999); a member of the Nominating Committee of the National Securities Clearing Corp. (NSCC) (1993-1994); a member of the Board of Directors of NSCC (1988-1991); a member of the American Stock Exchange Nominating Committee (1987-1988); an American Stock Exchange Official (1985-present); Vice-Chairman of the Board of Options Clearing Corporation (1985-1986); a director of Options Clearing Corporation (1981-1984); Chairman of the Securities Industry Association, Operations Committee (1981-1983), and Vice Chairman of the National Association of

Securities Dealers, Inc., District #10, Business Conduct Committee (currently). Mr. Behrens graduated from Bernard Baruch College - City University of New York. Mr. Behrens has no prior association with the Company, and does not own, of record or beneficially, any shares of the Company. Mr. Behrens business address is 1 Battery Park Plaza, New York, New York 10004.

       The Committee recommends that the shareholders vote FOR the election of each of the Committees nominees named above.

                INFORMATION REGARDING THE BOARD OF DIRECTORS
                               AND COMMITTEES

     All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. The Company compensates its non-employee directors for service on the Board of Directors or any committee thereof through an annual retainer of $10,000 plus $2,000 for each meeting attended in person and $500 for each meeting attended telephonically. Directors are also eligible to receive grants of options under the Company's incentive plans. Any non-employee director of the Company is reimbursed for expenses incurred for attendance at meetings of the Board of Directors and any committee of the Board of Directors. Each executive officer of the Company serves at the discretion of the Board of Directors.

     The Board of Directors has established two committees and retains the authority to establish additional committees from time to time. For information regarding meetings of the Board of Directors and committees of the Company during the last fiscal year, and the Company's Audit Committee and Compensation Committee, reference is made to the Company's Proxy Statement, under "ITEM 1. ELECTION OF DIRECTORS: Information Regarding the Board of Directors and Committees," page 3.

     During the fiscal year ended September 30, 1999, the Company experienced a number of changes in management. In January, 1999, Richard B. Sayford, F. James Lynch and William R. Carr, the members of a Special Committee established by the Company, in October, 1998, to independently review the Company's accounting records and irregularities relating to the Company's accounting records, resigned as directors of the Company. On February 19, 1999, David Williams and Pamela Sevy resigned as President and Chief Executive Officer, and Chief Financial Officer, respectively, of the Company. Effective February 23, 1999, Blair Zykan was appointed as the Company's new President and Chief Executive Officer, and Brian Abeel was appointed as a member of the Board of Directors. Mr. Abeel was appointed as Executive Vice President and Chief Financial Officer on November 29, 1999. On March 11, 1999, the Board of Directors appointed Edwin Phelps to fill one of the vacancies on the Board of Directors from the resignations of the previous directors, described above. For additional information regarding changes in management, reference is made to the Company's Proxy Statement under "ITEM 1. ELECTION OF DIRECTORS:
Information Regarding the Board of Directors and Committees," pages 2-5.

                EXECUTIVE COMPENSATION AND COMPENSATION PLANS

For information regarding all cash and non-cash compensation during each of the last three fiscal years with respect to the Company's executive officers; employment agreements and compensation plans involving executive officers of the Company; and certain relationships and related transactions, reference is made to the Company's Proxy Statement under "EXECUTIVE COMPENSATION," pages 5-7.

                              PERFORMANCE GRAPH

For information regarding cumulative total shareholder returns for the Company as compared with the S&P 500 Stock Index and a group of peer issuers, reference is made to the Company's Proxy Statement under "PERFORMANCE GRAPH," page 9.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     For information regarding compliance with the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, by officers, directors and persons who own more than ten percent of the Company's outstanding Common Stock, reference is made to the Company's Proxy Statement under "EXECUTIVE COMPENSATION: Section 16(a) Beneficial Ownership Reporting Compliance," page 7.

                        VOTING SECURITIES OUTSTANDING

     According to the Company's Proxy Statement, as of the Record Date for the Annual Meeting, the Company had 5,019,551 shares of the Company's common stock (the "Common Stock"), issued and outstanding. The holders of the Common Stock are entitled to one vote per share. The Company has no class of voting securities outstanding other than the Common Stock. The Company does not provide for cumulative voting. A majority of votes of the Stockholders represented in person or by proxy is necessary to elect directors.

                 COMMITTEE MEMBERS AND PLANS OF THE COMMITTEE

     The table below sets forth the name and business address of each member of the Committee, or participant as such term is defined in Schedule 14A of Regulation 14A; the number of shares of Common Stock of the Company owned of record or beneficially by each member; and his or her principal employment or occupation and the name, principal business and address of his or her employer.

                                                Principal Employment
                                                Or Occupation and
                            Number of Shares    Name, Principal Business and
Name and Business Address   Owned Beneficially  Address of Employer
-------------------------   ------------------  -------------------
J. Rockwell Smith                25,000         Retired
P.O. Box 3303
Park City, UT 84060-3303

H. Deworth Williams(1)(2)(3)    579,007(1)      Owner
56 West 400 South, #220                         Williams Investment Company
Salt Lake City, UT 84101                        (Investment and Corporate
                                                Services)
                                                56 West 400 South, #220
                                                Salt Lake City, UT 84101

Edward F. Cowle(2)              198,000         Self-Employed
6 East 45th Street, 10th Floor                  Financial Public Relations
New York, NY 10017                              and Investments
                                                6 East 45th Street
                                                10th Floor
                                                New York, NY 10017

Josephine Juliano(3)            1,000           Employee
56 West 400 South, #220                         Williams Investment Company(4)
Salt Lake City, UT 84101                        56 West 400 South, #220
                                                Salt Lake City, UT 84101

Tonya Wheeler(3)                  0             Employee
56 West 400 South, #220                         Williams Investment Company(4)
Salt Lake City, UT 84101                        56 West 400 South, #220
                                                Salt Lake City, UT 84101

Walter R. Keay                    0             President and Sole Owner
P.O. Box 61                                     Knickerbocker Capital, Inc.
4593 New Hope Road                              (Investment Banking
Pineville, PA 18946                              Consulting)
                                                P.O. Box 61
                                                4593 New Hope Road
                                                Pineville, PA 18946

_________________________________

     (1) All shares held by H. Deworth Williams and his wife, Alice V. Williams, are aggregated and reflected as beneficially owned by Mr. Williams. These shareholdings do not include options to purchase a total of 30,000 shares, which are exercisable by Mr. Williams within sixty days. (See
"SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT").   Mr.
Williams is the brother of David Williams, former President of the Company.

     (2) H. Deworth Williams and Edward F. Cowle are business partners and associates in a number of business ventures.

     (3) As indicated, Josephine Juliano, Geoffrey Williams and Tonya Wheeler are employed by Williams Investment Company, a proprietorship owned by
H. Deworth Williams. As indicated, Williams Investment Company is engaged in various business investments and corporate services.

     Schedule I attached hereto sets forth information with respect to purchases and sales of the Company's securities by the members of the Committee within the past two years.

     The aggregate which the members of the Committee own beneficially is 803,007 shares or 16% of the Common Stock.

     All of the shares held of record by the participants are owned beneficially by such participants.

     Over the past few weeks, Walter R. Keay has been working closely with members of the Committee in attempting to select a suitable slate of directors. Mr. Keay introduced the two new nominees of the Committee,
Nicholas J. Cooney, Esq., and William P. Behrens, to the Committee.   Mr. Keay
is the president of Knickerbocker Capital, Inc., an investment banking consulting firm, and was the President of Knickerbocker Securities, Inc., a broker-dealer firm which acted as the underwriter of the Company's public
offering in 1993.   Since November, 1999,  Mr. Keay has been acting as an
advisor to H. Deworth Williams and other members, with regard to improving the Company's investor relations, possible growth through acquisitions, and alternative avenues of future financing. Since November, 1999, Mr. Williams has compensated Mr. Keay at the rate of $6,000 per month for such advisory services, or a total of $18,000. It is anticipated that Mr. Keay will receive one additional payment of $6,000 prior to the Annual Meeting.

                           METHODS OF SOLICITATION

     Proxies will be solicited by mail, telephone, telegraph, and in person. Solicitations will be made by the Committees members. Except for Walter Keay, discussed below, none of such persons will receive additional compensation for proxy solicitation, but may be reimbursed by H. Deworth Williams for out-of-pocket expenses. Committee members may also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy solicitation material of the Committee to beneficial owners of the Company's stock, and who will be reimbursed for reasonable out-of-pocket expenses in connection therewith.

     Since November, 1999, the Committee has utilized the advisory services of Walter Keay in connection with the proxy solicitation and other shareholder matters. Deworth Williams has agreed to compensate Mr. Keay at the rate of $6,000 per month for such services. As of the date of this proxy statement, a total of $18,000 has been paid to Mr. Keay for his advisory services. It is anticipated that an additional $6,000 will be paid to Mr. Keay through the date of the Annual Meeting.

     The costs of the solicitation will be borne initially by H. Deworth
Williams and Ed Cowle.   The  Committee will seek reimbursement from the
Company for costs and expenses incurred by it or its members in the solicitation of proxies. The question of such reimbursement will be submitted
to a vote of the Company's stockholders.   As of the date of this statement,
expenditures in connection with the solicitation efforts have been approximately $55,000. Estimated total expenditures for solicitation, including printing, legal, advisory and related expenses, are expected to be approximately $85,000.

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

      The following table sets forth, as of January 20, 2000, the number of shares and the percentage ownership of record and/or beneficially owned by each person who is the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock, by each person who serves as a director of the Company, by all directors and executive officers as a group, by each nominee of the Committee, and by all Committee nominees as a group.

      The information set forth below with respect to current directors and greater than 5% shareholders, is based on the information contained in the Company's Proxy Statement.

                          Number of Shares Beneficially   Percent of
Name of Beneficial Owner  Owned as of January 20, 2000    Common Stock(1)
------------------------  -----------------------------   ---------------

Principal Shareholders:
-----------------------
H. Deworth Williams(4)             609,007                12.1%
Jeremy G. Dunne(2)                 417,000                 8.2%
David Williams(5)                  388,686                 7.6%
Plaza Resources Company(7)         356,250                 6.6%

Present Directors:
------------------
Blair Zykan(3)                     142,143                 2.8%
H. Deworth Williams(4)             609,007               12.10%
Jeremy G. Dunne(2)                 417,000                8.20%
Brian Abeel(6)                      18,333                 0.4%
Edwin Phelps                             0                 0.0%
Stephen Bamberger                        0                 0.0%

Current directors and
officers as a group (6
persons)(8):                     1,186,483                22.6%
----------

Committee Nominees:
------------------
H. Deworth Williams(4)             609,007                12.1%
Jeremy G. Dunne(2)                 417,000                 8.2%
Blair Zykan(3)                     142,143                 2.8%
Brian Abeel(6)                      18,333                 0.4%
Nicholas J. Cooney                       0                 0.0%
William P. Behrens                       0                 0.0%

All Committee Nominees as
a Group (6 persons):             1,186,483                22.6%
---------------------

(1) Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of January 20, 2000 and assumes the exercise of options held by such person (but not by anyone else) exercisable within sixty days of the date of the Company's Proxy Statement.

(2) Includes 68,250 shares, which may be acquired by Mr. Dunne pursuant to the exercise of stock options exercisable within sixty days of the date of the Company's Proxy Statement.

(3) Includes 126,000 shares, which may be acquired by Mr. Zykan pursuant to the exercise of stock options exercisable within sixty days of the date of the Company's Proxy Statement.

(4) Includes 30,000 shares, which may be acquired by Mr. Williams pursuant to the exercise of stock options exercisable within sixty days of the date of the Company's Proxy Statement. Deworth Williams is the brother of David Williams.

(5) Includes 68,250 shares, which may be acquired by Mr. Williams pursuant to the exercise of stock options exercisable within sixty days of the date of
the Company's Proxy Statement.   David Williams is the brother of Deworth
Williams.

(6) Includes 10,000 shares, which may be acquired by Mr. Abeel pursuant to the exercise of stock options exercisable within sixty days of the date of the Company's Proxy Statement.

(7) Includes 356,250 shares issuable upon exercise of the Plaza Resources Company Warrants. Plaza Resources Company is a wholly owned subsidiary of GEICO Corporation.

(8) Includes 234,500 shares, which may be acquired by the Company's officers or directors within sixty days pursuant to the exercise of stock options at various prices.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      In the Company's Proxy Statement, the Board of Directors has proposed the ratification of Jones, Jensen & Company ("JJ&C") as the Company's independent auditors for the fiscal year ending September 30, 2000, and until their successors are elected and qualified. The Committee recommends a vote FOR ratification of JJ&C as the Company's independent auditors. For additional information regarding this proposal, and the resignation of the Company's previous independent auditors, reference is made to the Company's Proxy Statement under "RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS," pages 9-10.

                                OTHER BUSINESS

     The Committee has no knowledge of any other business to be brought before the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

                           REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her shares of Common Stock in person at the Annual Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, Brian Abeel, at Laser Technology, Inc., 7070 S Tucson Way, Englewood, Colorado 80112. Proxies should be mailed or faxed to Interwest Transfer Company, Inc.,
1981 East Murray-Holladay Road, Holladay, UT 84117,     Fax No. (801)
277-3147.

                                           LASER TECHNOLOGY, INC.
                                           SHAREHOLDERS INDEPENDENT COMMITTEE



                                           /s/ H. Deworth Williams
                                           ------------------------------
Dated:  February 23, 2000                   H. Deworth Williams, Chairman

                                  SCHEDULE I
                  PURCHASE AND SALE OF SECURITIES OF COMPANY
                     BY PARTICIPANTS DURING PAST 2 YEARS

                         Number of Shares     Date of           Total Cost/
Name                     Bought (B)/Sold (S)  Purchase/Sale     Sales Price
--------                 -------------------  ----------------  ------------

1.  H. Deworth Williams   4,700(B)            1/3/2000          $6,021.37
                          2,900(B)            12/31/1999        $3,912.37
                          4,000(B)            12/30/1999        $5,411.25
                          3,000(B)            12/30/1999        $4,063.00
                          1,200(B)            12/21/1999        $1,623.00
                          1,800(B)            12/21/1999        $2,214.50
                          5,000(B)            12/17/1999        $6,759.00
                          1,150(B)            12/17/1999        $1,313.25
                          3,000(B)            12/7/1999         $4,057.00
                          1,900(B)            12/6/1999         $2,572.00
                          1,200(B)            12/2/1999         $1,651.00

2.  J. Rockwell Smith     1,000(B)            9/21/1999         $8,906.25
                          1,000(B)            3/25/1999         $4,500.00
                          1,000(B)            10/20/1998        $3,312.50
                          3,000(B)            10/13/1998        $3,062.50
                          6,000(B)            9/3/1998          $3,437.50



    The other participants, Edward F. Cowle, Josephine Juliano, Tonya Wheeler, and Walter R. Keay, have not purchased or sold securities of the Company during the past two (2) years.

                            LASER TECHNOLOGY, INC.
                                    PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE LASER TECHNOLOGY, INC.
                      INDEPENDENT SHAREHOLDERS COMMITTEE

      The undersigned hereby appoints H. Deworth Williams and Edward F. Cowle, as proxies, each with full power to appoint his substitute, and hereby authorizes each of them to appear and vote as designated below, all shares of Common Stock of Laser Technology, Inc. held on record by the undersigned on January 18, 2000, at the Annual Meeting of Stockholders to be held on March 16, 2000, and any adjournments thereof.

1.   The undersigned hereby directs this Proxy to be voted:

     Election of directors:

     FOR the election as directors of all         or    WITHHOLD AUTHORITY
     nominees listed below (except as marked to         to vote for all
     the contrary below)                                nominees listed below

BLAIR ZYKAN          JEREMY G. DUNNE              H. DEWORTH WILLIAMS
BRIAN ABEEL          NICHOLAS J. COONEY, ESQ.     WILLIAM P. BEHRENS

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE ABOVE LISTED NOMINEES, PLEASE STRIKE A LINE THROUGH THAT INDIVIDUALS NAME.

2. In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDERS SPECIFICATIONS ABOVE.

                    Date:_____________________________



                    __________________________________
                    Signature of stockholder



                    __________________________________
                    Signature if held jointly


NOTE: Please mark, date, sign and return this Proxy, promptly using the enclosed envelope, or faxing this Proxy to (801) 277-3147. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.